UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Madison Ave., 17th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

On December 22, 2016, Messrs. Brian Tepfer, Chief Executive Officer of We Sell Cellular LLC and a director of uSell.com, Inc. (the “Company”) and Scott Tepfer, President of We Sell Cellular LLC, each sold 500,000 shares of common stock of the Company at $1.00 per share to an investment fund (the “Purchaser”) and each issued to the Purchaser a five-year option to purchase an additional 500,000 shares of common stock of the Company at a $1.00 per share. The securities were sold in a private transaction which was initiated by an investment fund that has investment power on behalf of the Purchaser. As an inducement to the Purchaser, the Company granted demand and piggy back registration rights to the Purchaser and another shareholder of the Company over which the investment fund exercises investment power. If the registration rights are exercised, the two investment funds will pay the legal and other expenses of the Company and only exercise such demand rights at a time when the Company is obligated to file its Form 10-K or a Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: December 27, 2016	By:	/s/ Nikhil Raman
	Name:	Nikhil Raman
	Title:	Chief Executive Officer